UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – March 17, 2011 (March 11, 2011)

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123708	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan		48375
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a Director Nominating Agreement, dated as of May 27, 2010 (the “Nominating Agreement”), between Cooper-Standard Holdings Inc. (the “Company”) and Oak Hill Advisors L.P., on behalf of certain funds and separate accounts that it manages (“Oak Hill”), Oak Hill has the right to nominate one member of the Company’s board of directors and to appoint one observer to the board of directors. Pursuant to the Nominating Agreement, Oak Hill nominated Glenn R. August to the board of directors and appointed Jeffrey Kirt as Oak Hill’s observer to the board, each effective as of the date of the Company’s emergence from its bankruptcy proceedings on May 27, 2010. Oak Hill has informed the Company that in connection with its nomination right with respect to the Company’s annual meeting of stockholders to be held May 10, 2011, Oak Hill is nominating Jeffrey Kirt for election to the board of directors and that Glenn R. August will become Oak Hill’s observer to the board effective as of the annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Vice President, General Counsel and Secretary

Dated: March 17, 2011